UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  February 24, 2012

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Item 2.02  Results of Operations and Financial Condition

The information in this Item 2.02 (including the exhibit referenced below) is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On February 24, 2012, the Company issued an earnings release announcing its financial results for the fourth quarter and full year 2011.  A copy of the earnings press release is attached as Exhibit 99.1 and is furnished under this Item 2.02.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of

Certain Officers; Compensation Arrangements of Certain Officers

On February 23, 2012, the Board of Directors of the Company approved an amendment to its Supplemental Executive Retirement Plan which generally provides for additional retirement income for qualifying officers of the Company, including its principal executive and financial officers and other named executive officers.  The amendment, among other things, changed the vesting period for participants from ten years of credited officer service to ten years credited Company service.  In addition, the annual contributions to participants under the Plan were suspended and the annual investment return was changed from 6% annually to a rate based on the applicable federal long-term rate.  A copy of the amendment is attached as Exhibit 10.1.

Also attached as exhibits are revised forms of Restricted Stock Grant Agreement (Exhibit 10.2) and Performance Restricted Stock Grant Agreement (Exhibit 10.3) for use under The Standard Register Company 2011 Equity Incentive Plan.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.

Description

10.1

Second Amendment to The Standard Register Company Supplemental Executive Retirement Plan

10.2

Form of Restricted Stock Grant Agreement under The Standard Register Company 2011 Equity Incentive Plan

10.3

Form of Performance Restricted Stock Grant Agreement under The Standard Register Company 2011 Equity Incentive Plan

99.1

Press Release dated February 24, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: February 24, 2012	By: /s/Gerard D. Sowar
Gerard D. Sowar, Vice President, General Counsel and Secretary